Exhibit 99.1

Extraordinary Care That Changes Lives © 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED Option Care Health, Inc. Bank of America Global Healthcare Conference May 12, 2026 1

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED Disclaimers Forward - Looking Statements This presentation may contain “forward - looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward - looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “shoul d,” “will” and similar references to future periods. Examples of forward - looking statements include, among others, statements we may make regarding future revenues, future earnings, other future financial r esu lts, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions. Forward - looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on ou r current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future condition s. Because forward - looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward - looking statements. Importa nt factors that could cause our actual results and financial condition to differ materially from those indicated in the forward - looking statements include, among others, the following: changes in laws, regulations or trade policies applicable to our business model; loss of relationships with managed care organizations and other non - governmental third party payers; changes in the pharmaceutical indus try, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with our services; changes in market conditions and receptivity to our se rvices and offerings; and pending and future litigation or potential liability for claims not covered by insurance. For a detailed discussion of the risk factors that could affect our actual res ult s, please refer to the risk factors identified in our reports as filed with the SEC. Any forward - looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward - looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Non - GAAP Measures During the presentation, in addition to reporting financial information in accordance with generally accepted accounting prin cip les (“GAAP”), we may refer to non - GAAP financial measures. Management believes that these adjusted measures provide useful supplemental information regarding the performance of our bus ine ss operations and facilitate comparisons to our historical operating results. However, these non - GAAP measures are not measurements of financial performance under GAAP and should not be u sed in isolation or as a substitute or alternative to performance measures derived in accordance with GAAP. In addition, our definitions of certain non - GAAP measures may not be comparable to sim ilarly titled non - GAAP financial measures reported by other companies. Additional information on any of these non - GAAP measures can be found on the Investor Relations portion of our websit e. 2 Bank of America Investor Presentation | May 2026

# Option Care Health is a Leading Independent Provider of Home and Alternate Site Infusion Services

**315,000+**
**Patients Served in 2025**

**5,000+**
**Multidisciplinary Clinicians**

**190+**
**Locations in the U.S**

**750+**
**Infusion Chairs**

**~90**
**Full-Service Pharmacies**
*Licensed in all 50 states*

## National Scale with Local Responsiveness



Care Management Center[1]
Stand-alone AIS and/or AIC[2]

**Top 10**
Payers In-Network

**96%**
Coverage to Insured Lives

- Resilient full-service network that supports a **broad set of clinical services across a variety of care sites**
- Proven track record of **disciplined capital allocation**
- **Consistent strong cash flow generation** and **attractive capital structure**

[1]Care Management Center (CMC) is defined as a location with both a pharmacy and AIS. Total count includes a small number of stand-alone pharmacies.
[2]AIS = Ambulatory Infusion Suite | AIC = Ambulatory Infusion Clinic (Advanced Practitioner Model)

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED

Bank of America Investor Presentation | May 2026 3

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED 4 Secular and Industry Trends Driving Toward Lower - Cost Home and Alternate Site Care Shifting Patient Demographics • Aging population and rising disease complexity increase care needs • Growing patient preference for ‘aging - in - place’ Site - of - Care Preference • Higher - acuity patients increasingly managed outside inpatient & hospital outpatient settings • Payor pressure drives focus on lower - cost care settings Pharmaceutical Innovation • Expansion of specialty, biologic, and Rare & Orphan drugs • New launches, biosimilars & self - admin therapies Technology & Data Evolution • Greater use of analytics & digital care tools • Automation, improved efficiency, coordination and outcomes visibility Policy & Reimbursement Landscape • Ongoing reimbursement and cost containment • Increased focus on value, outcomes, and total cost of care Bank of America Investor Presentation | May 2026

© 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED 5 2026 Priorities o Taking decisive actions to reaccelerate revenue growth trajectory and drive greater long - term value creation o Near - term capital allocation reprioritization , focusing on i nternal investments for profitable growth and share repurchases o Focused on rebuilding momentum from reset through coverage, conversion, and enhanced service levels Bank of America Investor Presentation | May 2026 Drive Sustainable Growth and Long - Term Value Creation

Contact Us Our Website © 2026 OPTION CARE HEALTH, INC. ALL RIGHTS RESERVED investors@optioncarehealth.com optioncarehealth.com 6 Bank of America Investor Presentation | May 2026